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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

      I Ted B. Wahby, do hereby constitute and appoint Donald B. Cochran and Robert E. Sigler, and each of them, individually, as my true and lawful attorneys and agents, to do any and all acts and things in my name and on my behalf in my capacity as a director of Universal Truckload Services, Inc. and to execute any and all instruments for me and in my name in the capacity indicated below that said attorneys and agents may deem necessary or advisable to enable Universal Truckload Services, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with Universal Truckload Services, Inc.'s registration statement on Form S-1, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below any and all amendments (including post-effective amendments) thereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and I hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Date: 12/27/04                                  /s/ Ted B. Wahby
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                                                    Ted B. Wahby
                                                      Director